Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 33-54047 on Form N-1A of our report dated February 27, 2009, relating to the financial statements and financial highlights of Morgan Stanley Select Dimensions Investment Series (the “Fund”), comprised of the Balanced Portfolio, Capital Growth Portfolio, Capital Opportunities Portfolio, Dividend Growth Portfolio, Equally-Weighted S&P 500 Portfolio, Flexible Income Portfolio, Focus Growth Portfolio, Global Infrastructure Portfolio, Mid Cap Growth Portfolio, and Money Market Portfolio appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2008, and to the references to us on the cover page of the Statement of Additional Information and under the captions “Financial Highlights” in the Prospectuses and “Custodian and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

New York, New York

April 8, 2009